Exhibit 99.1

2014-14

Contacts:       Jeff Altamari
(713) 513-3344
Scott Lamb
(713) 513-3309

CAMERON ANNOUNCES RESULTS FOR THIRD QUARTER OF 2014

•	Record-level quarterly earnings per share
•	18.1% EBITDA margin in Drilling & Production Systems
•	Q4 2014 earnings-per-share-guidance updated to reflect agreement to sell the Company’s Centrifugal Compression business

HOUSTON, October 23, 2014 -- Cameron (NYSE: CAM) today reported a record-level of fully diluted quarterly earnings per share from continuing operations, excluding unusual items, of  $1.17 for the third quarter of 2014, compared to $0.75 for the same period of 2013.

The unusual items for the third quarter of 2014 were costs of $19 million, or $0.07 per fully diluted share, related primarily to the disposal of non-core assets; the unusual items for the third quarter of 2013 were costs of $14 million, or $0.03 per fully diluted share, related primarily to the integration of OneSubsea and certain other acquisitions.

On a GAAP basis, the Company’s fully diluted earnings per share from continuing operations were $1.10 for the third quarter of 2014, as compared to $0.72 for the third quarter of 2013.

In comparing the third quarter of 2014 to the year-ago quarter, Chairman and Chief Executive Officer Jack B. Moore, said, “The primary driver of improved results was the strong operating performance of our Drilling & Production Systems (DPS) business group, which reported a 140-basis point increase in its EBITDA margin and a 21% increase in its quarterly revenue to a new record of $1.98 billion.  We believe DPS has made tremendous progress in re-establishing operating excellence after the production delays in the drilling business experienced in late 2013.”

Moore added, “We continue to focus on incremental margin expansion, continuous improvement in execution and cost reduction.”

Orders and Backlog Strong
The Company reported a book-to-bill ratio of nearly 1:1 in the third quarter of 2014, with new orders of approximately $2.6 billion and revenues of approximately $2.7 billion.  As a result, backlog of $10.6 billion was relatively flat on a sequential-quarter basis, and was also little changed from the third quarter of 2013.   Moore did note that “New orders in our Surface business were up more than 35% versus the year-ago quarter – and our OneSubsea joint venture reported its strongest booking quarter of the year, due in part to the recently announced Pemex contract.  Moreover, earlier this month, OneSubsea  signed a 10-year global frame agreement with BG Group to supply subsea production equipment and aftermarket services.”

Healthy Cash Flow from Operations Support Disciplined Capital Investments
Cameron's cash flow from operations totaled $216 million in the third quarter, net of a $95 million tax payment related to the sale of the Reciprocating Compression business, and $255 million for the first nine months of 2014.

Cameron invested $80 million in capital expenditures during the third quarter, focused on Surface Systems and aftermarket growth opportunities. The Company expects full-year 2014 capital expenditures to total approximately $425 million.

Share Repurchase Activity Continued
The Company continued to repurchase its shares, investing $351 million to acquire 4.9 million shares during the quarter. Year-to-date, the Company has invested $1.6 billion to repurchase 24.6 million shares. This follows a record-level of share acquisition in 2013, when the Company repurchased 27 million shares.  Fully diluted shares outstanding at the end of the third quarter were approximately 200 million. During the third quarter of 2014, the Company’s board of directors approved an increase in the share buyback authorization to $1 billion.  As of the end of the third quarter, $665 million was remaining under that authorization.

Earnings Guidance
“We expect that Cameron’s earnings will reach a record level in 2014,” said Moore.  “The Company has demonstrated sequential-quarter improvement in earnings over the course of 2014, and we believe that trend will continue in the fourth quarter, with the expectation that earnings per share from continuing operations excluding unusual items will be in a range of $1.18 to $1.23.  This updated guidance  reflects agreement to sell the Company’s Centrifugal Compression business.”

Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.

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Website: www.c-a-m.com

In addition to the historical data contained herein, this document includes forward-looking statements regarding anticipated earnings of the Company, including those of OneSubsea, for the fourth quarter and full year 2014, as well as expectations regarding incremental margin expansion, improved execution, cost reduction and expected capital spending, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company’s actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company’s products, particularly as affected by North American activity; the size and timing of orders; the Company’s ability to successfully execute the large subsea and drilling systems projects it has been awarded; the possibility of cancellations of orders; the Company’s ability to convert backlog into revenues on a timely and profitable basis; the impact of acquisitions the Company has made or may make; changes in the price of (and demand for) oil and gas in both domestic and international markets; raw material costs and availability; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have generally directly affected customers’ spending levels and their related purchases of the Company’s products and services.  Additionally, changes in oil and gas price expectations may impact the Company’s financial results due to changes it may make in its cost structure, staffing or spending levels.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance.  Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

Cameron
Unaudited Consolidated Condensed Results of Operations
($ and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Drilling & Production Systems	$1,975	$1,637	$5,583	$4,344
Valves & Measurement	552	502	1,580	1,558
Process & Compression Systems	151	178	414	505
Total revenues	2,678	2,317	7,577	6,407

Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	1,915	1,649	5,456	4,547
Selling and administrative expenses	320	325	970	920
Depreciation and amortization	83	79	256	211
Interest, net	36	23	98	74
Other costs	19	14	62	80
Total costs and expenses	2,373	2,090	6,842	5,832

Income from continuing operations before income taxes	305	227	735	575
Income tax provision	(70)	(49)	(179)	(136)
Income from continuing operations	235	178	556	439
Income from discontinued operations, net of income taxes	3	14	31	42
Net income	238	192	587	481
Less: Net income attributable to noncontrolling interests	13	3	29	3
Net income attributable to Cameron stockholders	$225	$189	$558	$478

Amounts attributable to Cameron stockholders:
Income from continuing operations	$222	$175	$527	$436
Income from discontinued operations	3	14	31	42
Net income attributable to Cameron stockholders	$225	$189	$558	$478
Earnings per common share attributable to Cameron stockholders:
Basic-
Continuing operations	$1.11	$.72	$2.55	$1.78
Discontinued operations	.01	.06	.15	.17
Basic earnings per share	$1.12	$.78	$2.70	$1.95

Diluted-
Continuing operations	$1.10	$.72	$2.53	$1.77
Discontinued operations	.01	.06	.15	.17
Diluted earnings per share	$1.11	$.78	$2.68	$1.94
Shares used in computing earnings per common share:
Basic	201	243	207	246
Diluted	203	244	208	247

EBITDA, excluding other costs :
Drilling & Production Systems	$357	$273	$910	$711
Valves & Measurement	115	108	340	349
Process & Compression Systems(1)	15	18	26	32
Corporate and other(2)	(44)	(56)	(125)	(152)
Total	$443	$343	$1,151	$940

(1)	Excludes discontinued operations
(2)	Corporate EBITDA amounts exclude $19 million and $14 million of other costs for the three-month periods ended September 30, 2014 and 2013; and $62 million and $80 million for the nine month periods ended September 30, 2014 and 2013.

Cameron
Consolidated Condensed Balance Sheets
($ millions)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets:
Cash and cash equivalents	$1,058	$1,813
Short-term investments	115	41
Receivables, net	2,580	2,719
Inventories, net	3,130	3,133
Other current assets	378	463
Assets from discontinued operations	235	-
Total current assets	7,496	8,169

Plant and equipment, net	1,941	2,037
Goodwill	2,607	2,925
Intangibles, net	817	904
Other assets	228	214
Total Assets	$13,089	$14,249

Liabilities and Stockholders’ Equity:
Short-term debt	$403	$297
Accounts payable and accrued liabilities	3,456	3,883
Accrued income taxes	97	80
Liabilities from discontinued operations	107	-
Total current liabilities	4,063	4,260

Long-term debt	2,809	2,563
Deferred income taxes	199	277
Other long-term liabilities	222	233
Total liabilities	7,293	7,333

Stockholders’ Equity:
Common stock, par value $.01 per share, 400,000,000 shares authorized, 263,111,472 shares issued at September 30, 2014 and December 31, 2013	3	3
Capital in excess of par value	3,244	3,207
Retained earnings	5,378	4,820
Accumulated other elements of comprehensive income (loss)	(232)	(80)
Less: Treasury stock, 64,808,073 shares at September 30, 2014 (41,683,164 shares at December 31, 2013)	(3,608)	(2,098)
Total Cameron stockholders’ equity	4,785	5,852
Noncontrolling interests	1,011	1,064
Total equity	5,796	6,916

Total Liabilities and Stockholders’ Equity	$13,089	$14,249

Cameron
Unaudited Consolidated Condensed Statements of Cash Flows
($ millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$238	$192	$587	$481
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of Reciprocating Compression business	–	–	(95)	–
Depreciation	74	62	217	177
Amortization	11	22	49	46
Non-cash stock compensation expense	13	13	43	41
Gain from remeasurement of prior interest in equity method investment	–	–	(8)	–
Deferred income taxes and tax benefit of employee stock compensation plan transactions transactions	(74)	19	(57)	30
Changes in assets and liabilities, net of translation, acquisitions and non-cash items:
Receivables	(69)	(162)	42	(233)
Inventories	(55)	(110)	(283)	(450)
Accounts payable and accrued liabilities	152	211	(291)	219
Other assets and liabilities, net	(74)	(48)	51	(105)
Net cash provided by operating activities	216	199	255	206
Cash flows from investing activities:
Proceeds from sales and maturities of short-term investments	18	259	41	888
Purchases of short-term investments	(78)	(447)	(115)	(869)
Capital expenditures	(80)	(123)	(259)	(306)
Proceeds received from sale of Reciprocating Compression business, net	–	–	547	–
Other dispositions (acquisitions), net	10	(20)	(7)	(11)
Proceeds received and cash acquired from formation of OneSubsea	–	–	–	603
Proceeds from sales of plant and equipment	1	3	11	8
Net cash provided by (used for) investing activities	(129)	(328)	218	313
Cash flows from financing activities:
Issuance of senior notes	–	–	500	–
Debt issuance costs	–	–	(4)	–
Early retirement of senior notes	(253)	–	(253)	–
Short-term loan borrowings (repayments), net	94	32	104	41
Purchase of treasury stock	(351)	(433)	(1,556)	(558)
Contributions from noncontrolling interest owners	–	62	–	62
Distribution to noncontrolling interest owners	(40)	–	(40)	–
Purchases of noncontrolling ownership interests	–	(7)	–	(7)
Proceeds from stock option exercises, net of tax payments from stock compensation plan transactions	14	1	39	30
Excess tax benefits from employee stock compensation plan transactions	1	1	6	9
Principal payments on capital leases	(6)	(3)	(15)	(13)
Net cash used for financing activities	(541)	(347)	(1,219)	(436)
Effect of translation on cash	(13)	15	(9)	(12)
Increase (decrease) in cash and cash equivalents	(467)	(461)	(755)	71
Cash and cash equivalents, beginning of period	1,525	1,718	1,813	1,186
Cash and cash equivalents, end of period	$1,058	$1,257	$1,058	$1,257

Cameron
Orders and Backlog
($ millions)

Orders(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Drilling & Production Systems	$1,874	$2,205	$5,323	$6,451
Valves & Measurement	529	497	1,582	1,560
Process & Compression Systems	178	206	465	533
Total	$2,581	$2,908	$7,370	$8,544

Backlog(1)

	September 30, 2014	December 31, 2013	September 30, 2013

Drilling & Production Systems	$8,996	$9,451	$9,162
Valves & Measurement	954	1,017	1,058
Process & Compression Systems	634	611	499
Total	$10,584	$11,079	$10,719

(1)	Excludes discontinued operations

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Three Months Ended September 30, 2014
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems(1)	Corporate	Total
Income (loss) from continuing operations before income taxes	$295	$103	$9	$(102)	$305
Depreciation & amortization	62	12	6	3	83
Interest, net	-	-	-	36	36
Other costs	-	-	-	19	19
EBITDA, excluding other costs	$357	$115	$15	$(44)	$443

	Three Months Ended September 30, 2013
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems(1)	Corporate	Total
Income (loss) from continuing operations before income taxes	$216	$98	$13	$(100)	$227
Depreciation & amortization	57	10	5	7	79
Interest, net	–	–	–	23	23
Other costs	–	–	–	14	14
EBITDA, excluding other costs	$273	$108	$18	$(56)	$343

(1)	Excludes discontinued operations

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions)

	Nine Months Ended September 30, 2014
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems(1)	Corporate	Total
Income (loss) from continuing operations before income taxes	$713	$304	$9	$(291)	$735
Depreciation & amortization	197	36	17	6	256
Interest, net	–	–	–	98	98
Other costs	–	–	–	62	62
EBITDA, excluding other costs	$910	$340	$26	$(125)	$1,151

	Nine Months Ended September 30, 2013
	Drilling & Production Systems	Valves & Measurement	Process & Compression Systems(1)	Corporate	Total
Income (loss) from continuing operations before income taxes	$566	$320	$18	$(329)	$575
Depreciation & amortization	145	29	14	23	211
Interest, net	–	–	–	74	74
Other costs	–	–	–	80	80
EBITDA, excluding other costs	$711	$349	$32	$(152)	$940

(1)	Excludes discontinued operations

Cameron
Reconciliation of GAAP to Non-GAAP Financial Information
($ millions, except per share amounts)

	Three Months Ended September 30, 2014
	After Tax(1)	Diluted EPS(2)
Income from continuing operations	$235
Less: Net income attributable to noncontrolling interests	13
Net income attributable to Cameron from continuing operations	222	$1.10
Adjustments:
Loss on disposal of non-core assets	8
Cost for early retirement of debt	2
Mark-to-market impact on currency derivatives not designated as accounting hedges	3
Severance, restructuring and other costs	2
Net income attributable to Cameron excluding charges	$237	$1.17

(1)	Individual adjustment assumes a 23.0% effective tax rate
(2)	Based on 203 million diluted shares

	Three Months Ended September 30, 2013
	After Tax (1)	Diluted EPS (2)

Income from continuing operations	$178
Less: Net income attributable to noncontrolling interests	3
Net income attributable to Cameron from continuing operations	175	$0.72
Adjustments:
OneSubsea formation and other acquisition integration costs	6
Mark-to-market impact on currency derivatives not designated as accounting hedges	1
Severance, restructuring and other costs	2
Net income attributable to Cameron excluding charges
	$184	$0.75

(1)	Individual adjustments assume a 21.6% effective tax rate
(2)	Based on 244 million diluted shares